UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

MYREXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 12, 2011, Myrexis, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report under Item 5.02(c) that on September 6, 2011, the Board of Directors of the Company appointed Andrea Kendell as Chief Financial Officer of the Company. The Original Report is hereby amended pursuant to Instruction 2 to Item 5.02 of Form 8-K to provide the information set forth herein, which was unavailable at the time of the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On September 22, 2011, the Company and Ms. Kendell entered into an offer letter (the “Offer Letter”), which included the following compensation arrangements for Ms. Kendell’s service as Chief Financial Officer:

Base Salary: Effective September 22, 2011, Ms. Kendell’s annual base salary is $255,000.

Annual Bonus: Ms. Kendell will be eligible for an annual target bonus of 35% of her base salary, to be determined in the sole discretion of the Board of Directors.

Stock Options: On September 22, 2011, Ms. Kendell was granted a stock option to purchase up to 160,000 shares of the Company’s common stock under the Company’s 2009 Employee, Director and Consultant Equity Incentive Plan, which option will vest over four years as to 25% of the shares on each anniversary of the date of grant, and has an exercise price of $2.75 per share, which was the closing price of the Company’s common stock on the date of grant.

Executive Severance and Change in Control Agreement: On September 22, 2011, the Company and Ms. Kendell entered into an Executive Severance and Change in Control Agreement (the “Severance Agreement”). Under the terms of the Severance Agreement, if (1) a Change in Control (as defined in the Severance Agreement) occurs and within 12 months of the Change in Control the employment of Ms. Kendell is terminated by the Company (other than for Cause, Disability or death) or by Ms. Kendell for Good Reason (as such capitalized terms are defined in the Severance Agreement), or (2) Ms. Kendell’s employment is terminated by the Company (other than for Cause, Disability or death) or by Ms. Kendell for Good Reason not in connection with a Change in Control, then Ms. Kendell shall be entitled to the following:

•	payment in a lump sum amount of her base salary through the date of termination, and any accrued vacation pay to the extent not previously paid;

•	payment in a lump sum amount equal to one times her then current annual base salary;

•	payment in a lump sum amount equal to one times her then current fiscal year target bonus amount; and

•	continuation of health benefits for up to 12 months.

Receipt of the above severance payments is conditioned on Ms. Kendell executing and delivering a written general release of claims against the Company and its affiliates within 30 days of termination, and which includes Ms. Kendell’s reaffirmation of her continuing obligations under the assignment of inventions, non-disclosure, non-competition and non-solicitation provisions contained in her Employment Agreement (as hereinafter defined).

The Severance Agreement has a term (the “Term”) that continues in effect until December 31, 2015 and thereafter for one year terms unless the Company provides notice of non-renewal at least 90 days prior to the end of the expiration of the term then in effect. The rights and obligations under the Severance Agreement will expire on the earlier of (i) the expiration of the Term, (ii) the date that is 12 months after a Change in Control, if Ms. Kendell is still employed by the Company as of such later date, or (iii) the fulfillment by the Company of all of its obligations under the Severance Agreement.

Ms. Kendell is also a party to an Employment Agreement, dated July 1, 2009, with the Company (the “Employment Agreement”), the form of which is filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 filed with the SEC on September 28, 2009 (File No. 001-34275) and incorporated herein by reference. With the exception of the changes in compensation as described above, the Employment Agreement remains in effect.

The foregoing description of the employment arrangements with Ms. Kendell do not purport to be complete and are qualified in their entirety by reference to (1) the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference, (2) the Severance Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K/A and incorporated herein by reference, and (3) the Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Offer Letter by and between Myrexis, Inc. and Andrea Kendell, dated September 22, 2011.

10.2	Executive Severance and Change in Control Agreement by and between Myrexis, Inc. and Andrea Kendell, dated September 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYREXIS, INC.

Dated: September 28, 2011	/s/ Andrea Kendell
Andrea Kendell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter by and between Myrexis, Inc. and Andrea Kendell, dated September 22, 2011.

10.2	Executive Severance and Change in Control Agreement by and between Myrexis, Inc. and Andrea Kendell, dated September 22, 2011.

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